SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1933

July 9, 2002

Date of Report (date of earliest event reported)

GADZOOX NETWORKS, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-26541	77-0308899

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5850 Hellyer Avenue
San Jose, CA 95138

(Address of principal executive offices)

(408) 360-4950

(Registrant’s telephone number, including area code)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
Exhibit Index
EXHIBIT 99.1

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

     The Audit Committee of our Board of Directors annually considers and recommends to the Board of Directors the selection of our independent public accountants. As recommended by our Audit Committee after an evaluation of services provided by a number of independent accounting firms as well as their knowledge of the industry, effective July 9, 2002, our Board of Directors has appointed PricewaterhouseCoopers LLP as our independent auditors.

     At no time during the last two fiscal years or any subsequent period leading up to July 9, 2002 did Gadzoox or any of its representatives consult with PricewaterhouseCoopers LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the company’s financial statements, nor did Gadzoox or any of its representatives consult with PricewaterhouseCoopers LLP regarding any other matter that was the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in paragraph 304(a)(1)(v) of Item 304 of Regulation S-K).

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits. The following exhibits are filed with this report.

Exhibit Number	Description

99.1	Press Release, dated July 9, 2002

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 12, 2002

GADZOOX NETWORKS, INC.

By:	/s/ Barbara Velline

Barbara Velline Vice President and Chief Financial Officer

Exhibit Index

Exhibit Index	Description

99.1	Press Release, dated July 9, 2002